EXHIBIT 7


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                     IDT CORPORATION AS OF OCTOBER 23, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT Corporation is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Corporation. Each person listed below is a citizen of the United States, other than Paul Reichmann, who is a citizen of Canada.

Name                        Position                      Principal Occupation            Business Address
----                        --------                      --------------------            ----------------
Howard S. Jonas             Chairman of the Board and     Chairman of the Board and       c/o IDT Corporation
                            Treasurer                     Treasurer                       520 Broad Street
                                                                                          Newark, NJ 07102

James A. Courter            Chief Executive Officer and   Chief Executive Officer and     c/o IDT Corporation
                            Vice Chairman of the Board    Vice Chairman of the Board      520 Broad Street
                                                                                          Newark, NJ 07102

Ira A. Greenstein           President                     President                       c/o IDT Corporation
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Michael Fischberger         Chief Operating Officer and   Chief Operating Officer and     c/o IDT Corporation
                            Director                      Director                        520 Broad Street
                                                                                          Newark, NJ 07102

Stephen R. Brown            Chief Financial Officer and   Chief Financial Officer and     c/o IDT Corporation
                            Director                      Director                        520 Broad Street
                                                                                          Newark, NJ 07102

Joyce J. Mason              General Counsel, Senior       General Counsel, Senior Vice    c/o IDT Corporation
                            Vice President,  Secretary    President,  Secretary and       520 Broad Street
                            and Director                  Director                        Newark, NJ 07102

Marc E. Knoller             Senior Vice President and     Senior Vice President and       c/o IDT Corporation
                            Director                      Director                        520 Broad Street
                                                                                          Newark, NJ 07102

Moshe Kaganoff              Executive Vice President of   Executive Vice President of     c/o IDT Corporation
                            Strategic Planning and        Strategic Planning and          520 Broad Street
                            Director                      Director                        Newark, NJ 07102

Geoffrey Rochwarger         Executive Vice President of   Executive Vice President of     c/o IDT Corporation
                            Telecommunications and        Telecommunications and          520 Broad Street
                            Director                      Director                        Newark, NJ 07102

Morris Lichtenstein         Executive Vice President of   Executive Vice President of     c/o IDT Corporation
                            Business Development          Business Development            520 Broad Street
                                                                                          Newark, NJ 07102

Name                        Position                      Principal Occupation            Business Address
----                        --------                      --------------------            ----------------
Charles H.F. Garner         Executive Vice President of   Executive Vice President of     c/o IDT Corporation
                            New Ventures                  New Ventures                    520 Broad Street
                                                                                          Newark, NJ 07102

Jonathan Levy               Executive Vice President of   Executive Vice President of     c/o IDT Corporation
                            Corporate Development         Corporate Development           520 Broad Street
                                                                                          Newark, NJ 07102

Meyer A. Berman             Director                      Sole Proprietor                 M.A. Berman Company
                                                                                          433 Plaza Real
                                                                                          Suite 355
                                                                                          Boca Raton, FL 33432

J. Warren Blaker            Director                      Professor of Physics            Fairleigh Dickinson
                                                                                          University
                                                                                          Teaneck-Hackensack Campus
                                                                                          1000 River Road
                                                                                          Teaneck, NJ 07666

Denis A. Bovin              Director                      Vice Chairman -                 Bear Stearns
                                                          Investment Banking              245 Park Avenue
                                                                                          28th Floor
                                                                                          New York, NY 10017

Saul K. Fenster             Director                      President of New Jersey         New Jersey Institute of
                                                          Institute of Technology         Technology
                                                                                          University Heights
                                                                                          323 Martin Luther King
                                                                                          Blvd.
                                                                                          Newark, NJ 07102

William A. Owens            Director                      Vice Chairman and CEO           Teledesic LLC
                                                                                          1445 120th NE
                                                                                          Bellevue, WA 98005

William F. Weld             Director                      General Partner                 Leeds, Weld & Company
                                                                                          660 Madison Avenue
                                                                                          New York, NY 10021

Paul Reichmann              Director                      Executive Chairman,             c/o International Property
                                                          International Property          Management
                                                          Management                      175 Bloor Street East
                                                                                          South Tower, 7th Floor
                                                                                          Toronto, Ontario M4W 3R8

Michael J. Levitt           Director                      Chairman of Ilios Capital       c/o Ilios Capital LLC
                                                          LLC                             235 Lincoln Street
                                                                                          Englewood, NJ 07631
